UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

February 5, 2013
Date of report (date of earliest event reported)

LPL Financial Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34963	20-3717839
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

75 State Street
Boston MA 02109
(Address of principal executive offices) (Zip Code)

(617) 423-3644
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
On February 6, 2013, LPL Financial Holdings Inc. (the "Company") issued a press release announcing its financial results for the quarter and year ended December 31, 2012. A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.
Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 2.05	Costs Associated with Exit or Disposal Activities
On February 5, 2013, the Company committed to an expansion of its Service Value Commitment, an ongoing effort to position the Company for sustainable long-term growth by improving the service experience of its financial advisors and delivering efficiencies in its operating model.
With the assistance of Accenture LLP, the Company has assessed opportunities to enhance the quality, speed and cost of processes that support the Company's clients by outsourcing certain functions to firms that specialize in such processes. In addition, with the assistance of Bain & Company, the Company has assessed its information technology delivery, governance, organization and strategy. As a result, acting pursuant to a delegation of authority by the board of directors of the Company (the "Board"), the Company's management has committed to undertake a course of action (the “Program”) to reposition its labor force and invest in technology, human capital, marketing and other key areas to enable future growth. The Program is expected to be completed in 2015.
The Company expects total charges in connection with the Program to be approximately $70 million to $75 million. Pre-tax charges of $11 million were incurred in the second half of 2012, which consisted of $7 million of cash expenditures and $4 million for an asset impairment charge for certain fixed assets related to internally developed software that were determined to have no estimated fair value. These 2012 expenses are not considered restructuring charges under accounting principles generally accepted in the United States (“GAAP”), but are excluded by the Company in reporting certain non-GAAP measures, including Adjusted EBITDA, Adjusted Earnings and Adjusted Earnings per share.
The Company estimates that it will incur pre-tax restructuring charges of approximately $60 million to $65 million in connection with the Program, including approximately $24 million to $26 million in outsourcing and other related costs, approximately $21 million to $23 million in technology transformation costs, approximately $13 million to $14 million in employee severance obligations and other related costs and approximately $1 million in non-cash impairment charges.
The Company expects to incur approximately $58 million to $63 million of future cash expenditures in connection with the Program.

Forward-Looking Statements
Statements in this Form 8-K regarding the Company's future financial and operating results, strategies and plans, including the expected expenses and benefits of the Program, as well as any other statements that are not purely historical, constitute forward-looking statements.  These forward-looking statements are based on the Company's historical performance and its plans, estimates and expectations as of February 6, 2013. Forward-looking statements are not guarantees that the future results, plans, intentions or expectations expressed or implied by the Company will be achieved.  Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause actual financial or operating results, levels of activity, or the timing of events, to be materially different than those expressed or implied by forward-looking statements.  Important factors that could cause or contribute to such differences include: finalization and execution of the Company's plans related to the Program, including the Company's ability to successfully transform information technology systems and transition business processes to third party service providers; the Company's success in negotiating and developing commercial arrangements with third party service providers that will enable the Company to realize the service improvements and efficiencies expected to result from the Program; the performance of third party service providers to which business processes are transitioned from the Company; the Company's ability to control operating risks, information technology systems risks and sourcing risks; the Company's success in reinvesting the savings arising from labor repositioning in its service and technology enhancements; changes in general economic and financial market conditions, including retail investor sentiment; fluctuations in the value of assets under custody; effects of competition in the financial services industry; changes in the number of the Company's financial advisors and institutions, and their ability to market effectively financial products and services; changes in interest rates and fees payable by banks participating in the Company's cash sweep program, including the Company's success in negotiating agreements with current or additional counterparties; the Company's success in integrating the operations of acquired businesses; the effect of current, pending and future legislation, regulation and regulatory actions, including disciplinary actions imposed by self-regulatory organizations; and the other factors set forth in Part I, “Item 1A. Risk Factors” in the Company's 2011 Annual Report on Form 10-K. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Form 8-K, even if its estimates change, and you should not rely on those statements as representing the Company's views as of any date subsequent to the date of this Form 8-K.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

99.1	Press Release dated February 06, 2013 (“LPL Financial Announces Fourth Quarter and 2012 Year-End Financial Results”)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL FINANCIAL HOLDINGS INC.

By:	/s/ Dan H. Arnold
Name: Dan H. Arnold
Title: Chief Financial Officer

Dated: February 6, 2013